SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 23, 2009
Diebold, Incorporated

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4879	34-0183970

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio	44720-8077

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 490-4000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 23, 2009, at the annual meeting of shareholders of Diebold, Incorporated (the “Company”), the shareholders of the Company, upon the recommendation of the Company’s Board of Directors (the “Board”), approved amendments to the Diebold, Incorporated Amended and Restated 1991 Equity and Performance Incentive Plan (the “1991 Plan”). The Board adopted the amended and restated 1991 Plan (the “Amended and Restated Plan”), subject to shareholder approval, on March 4, 2009.
     The Amended and Restated Plan incorporates an amendment to increase the number of shares available under, and make certain other changes in, the existing plan (the “Amendments”). The Amended and Restated Plan provides for a variety of compensatory awards designed to advance the Company’s long-term interests by encouraging stock ownership among its key employees. Among other things, the Amendments: (1) increased the number of shares of Common Stock available by 4,000,000 to 13,265,313 shares; (2) eliminated the provision for the grant of re-load option rights; (3) clarified that, except upon the occurrence of certain extraordinary corporate transactions, there can be no repricing of outstanding option rights and appreciation rights without shareholder approval; and (4) extended the term after which no grant may be made to 10 years from March 4, 2009. The Board also adopted an amendment to the Amended and Restated Plan on April 13, 2009 to revise the definition of “Change in Control” to provide that a Change in Control shall occur upon the acquisition by any individual, entity or group of beneficial ownership of 30% or more of the Company’s Common Stock or Voting Stock (as defined in the Amended and Restated Plan).
     The description of the Amended and Restated Plan contained herein is qualified in its entirety by reference to the full text of the Amended and Restated Plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit Number	Description

10.1	Diebold, Incorporated Amended and Restated 1991 Equity and Performance Incentive Plan, as Amended and Restated.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIEBOLD, INCORPORATED
By:	/s/ Chad F. Hesse
	Name:	Chad F. Hesse
	Title:	Senior Corporate Counsel and Corporate Secretary

Date: April 29, 2009

EXHIBIT INDEX

Exhibit Number	Description

10.1	Diebold, Incorporated Amended and Restated 1991 Equity and Performance Incentive Plan, as Amended and Restated.